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                                                                    EXHIBIT 23.1

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP


Dallas, Texas
  March 25, 1999